UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Sphere 3D Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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(4)	Date Filed:

This Schedule 14A filing consists of the following communication relating to the proposed transaction in which Sphere 3D Corp. (“Sphere 3D”) will acquire all of the issued and outstanding capital stock of Gryphon Digital Mining, Inc. (“Gryphon”) through a merger transaction (the “Merger”), in which Sphere GDM Corp., a Delaware corporation and a wholly-owned subsidiary of Sphere 3D (“Merger Sub”), will merge with and into Gryphon, with Gryphon surviving under the name Gryphon Digital Mining USA, Inc., as a wholly-owned direct subsidiary of Sphere 3D, and Sphere 3D will issue common shares in exchange for all of the issued and outstanding capital stock of Gryphon, pursuant to the terms of an Agreement and Plan of Merger, dated June 3, 2021, as amended on December 29, 2021, by and among Sphere 3D, Gryphon and Merger Sub:

FAQ for the Merger

The communication listed above was first used or made available on Sphere 3D’ website on January 12, 2022.

Why are Sphere 3D and Gryphon merging?

We believe the Merger of the two companies will provide an excellent opportunity to create meaningful value for our shareholders and will set the bar for future bitcoin mining companies by seeking to bring to fruition Gryphon’s mission to create the world’s leading net carbon negative bitcoin miner. Both companies are excited about the developing applications of blockchain technology and want to be a major player in its development.

Who will lead the combined company?

Upon the closing of the Merger, the combined company will be led by Robby Chang as Chief Executive Officer and a director. Rob will be joined on the executive team by Dan Tolhurst as President and a director and Kurt Kalbfleisch as Interim Chief Financial Officer. Brittany Kaiser, Duncan McEwan, Patricia Trompeter, Richard Cooperstein and Joseph Nejman will also serve as directors of the combined company.

Will Sphere 3D change its name upon the completion of the Merger?

If Sphere 3D’s shareholders vote to approve the Merger and the proposal to change Sphere 3D’s name, Sphere 3D’s name will change to “Gryphon Digital Mining, Inc.” after the consummation of the Merger.

Does Gryphon have any miners in operation? If so, how many?

As of January 6, 2022, Gryphon has deployed a total of 2,400 S19J Pro Antminers, with an additional 600 S19j Pro Antminers delivered and awaiting installation.

Why is Sphere 3D seeking shareholder approval to consolidate the Sphere 3D common shares on a one (1) new common share for up to five (5) old common share basis?

This optional share consolidation is driven by Nasdaq listing requirements. One of the Nasdaq rules requires Sphere 3D to re-apply to have its shares listed on Nasdaq following this change of control transaction because it is combining with an entity that is not listed on Nasdaq. As part of the re-application process, Sphere 3D’s stock must maintain at least a $4.00 price for a certain number of trading days prior to the consummation of the Merger. The share consolidation proposal provides the option for Sphere 3D’s board of directors, at its discretion, to utilize any share consolidation necessary as part of the Nasdaq re-application process to keep its shares above the $4.00 listing requirement in order to consummate the Merger.

If the share consolidation occurs, how many shares will I have as a Sphere 3D shareholder and what happens to the price of my shares?

If a share consolidation is effected in connection with the consummation of the Merger, the percentage ownership in Sphere 3D by the Sphere 3D common shareholders will remain the same even though the total number of shares held by Sphere 3D common shareholders will be represented by a smaller number of Sphere 3D common shares. Additionally, there is no assurance that the per share market price of the Sphere 3D common shares following a share consolidation will remain higher than the per share market price immediately before the share consolidation or equal or exceed the direct arithmetical result of the share consolidation.

Is there dilution involved in this transaction?

It is anticipated that there will be dilution to Sphere 3D shareholders and Gryphon stockholders upon the completion of the Merger and upon the issuance of any Sphere 3D shares to Hertford Advisors Ltd. upon the completion of the Merger. The amount of dilution will depend on the number of Sphere 3D common shares issued upon the completion of the Merger in accordance with the terms of the Merger agreement and the terms of the Series H Preferred Shares issued to Hertford Advisors Ltd.

Will Sphere 3D still be a foreign private issuer after the completion of the Merger?

For Sphere 3D to maintain its current status as a “foreign private issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), Sphere 3D must not have any of the following: (i) a majority of Sphere 3D’s executive officers or directors being U.S. citizens or residents, (ii) more than 50% of Sphere 3D’s assets being located in the United States, or (iii) Sphere 3D’s business being principally administered in the United States. As Gryphon is headquartered in Nevada and its operations are located within the United States, Sphere 3D may lose its status as a foreign private issuer sometime after the completion of the Merger.

Where does the pending Merger stand now and what happens next?

Sphere 3D filed a Form F-4 registration statement with the Securities and Exchange Commission (the “SEC”) on January 5, 2022. After the registration statement is declared effective under the Securities Act, Sphere 3D will hold a special meeting of its shareholders to vote on the Merger transaction among other items. If the Merger is approved and the other closing conditions to the pending Merger are satisfied or waived, Sphere 3D and Gryphon will complete the Merger transaction. Please refer to the Form F-4 registration statement for more specific information on the special meeting and Merger closing conditions. Both Sphere 3D and Gryphon anticipate that the Merger will close in the first quarter of 2022.

Why are my questions regarding the pending Merger, Sphere 3D or Gryphon not being answered on Twitter or other social media platforms?

In order to comply with regulatory requirements for the pending Merger, Sphere 3D’s and Gryphon’s executives and board of directors need to be more limited in their communications, including on social media. Sphere 3D’s and Gryphon’s executives and board of directors will provide information on the pending Merger as they are able to do so (including through filings with applicable regulatory agencies); however, until the completion of the Merger, these individuals will not be able to respond to questions or engage in other communications in the same manner as prior to the announcement of the Merger.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the COVID-19 pandemic; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the SEC, including Sphere 3D’s registration statement on Form F-4, reports filed on Form 20-F and Form 6-K and in other filings made by Sphere 3D with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Sphere 3D’s and Gryphon’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Sphere 3D and Gryphon, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Sphere 3D and Gryphon. Sphere 3D will file relevant materials with the SEC in connection with the proposed transaction, including a registration statement on Form F-4 and the proxy statement/prospectus forming a part thereof. Under the proposed terms, promptly after the registration statement on Form F-4 is declared effective under the Securities Act and its proxy statement/prospectus is filed with the SEC, Sphere 3D will mail or otherwise make available the proxy statement/prospectus and a proxy card to each shareholder entitled to vote at the special meeting of shareholders relating to the proposed transaction. SPHERE 3D SHAREHOLDERS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

SPHERE 3D URGES ITS SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Sphere 3D (when they become available) may be obtained free of charge on Sphere 3D’s website at www.sphere3d.com.

No Offer or Solicitation

This communication shall not constitute a solicitation of proxy, an offer to sell, the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The directors and executive officers of Sphere 3D may be deemed to be participants in the solicitation of proxies from the shareholders of Sphere 3D in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement/prospectus described above, which is available free of charge as described above.

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